UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2021

Alight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39299	86-1849232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Overlook Point
Lincolnshire, IL 60069
(Address of principal executive offices, including zip code)

(224) 737-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	ALIT.WS	New York Stock Exchange

Item 8.01	Other Events.

For informational purposes only, to assist in the evaluation of the operational performance of Alight, Inc., this Current Report presents selected data for total and segment level results for the quarters ended March 31, 2021 and June 30, 2021 and the year ended December 31, 2020 and each quarter therein. The following table sets forth certain selected data for Tempo Holding Company, LLC and its consolidated subsidiaries prior to the consummation of the business combination on July 2, 2021 with Foley Trasimene Acquisition Corp. (the “Company” and such combination, the “Business Combination”). A reconciliation of Net Loss to Adjusted EBITDA is also included below.

	2020					2021
($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2
Revenue	$693	$647	$668	$720	$2,728	$689	$672
Gross Profit	$218	$187	$227	$202	$834	$218	$217
Gross Margin	31.5%	28.9%	34.0%	28.1%	30.6%	31.7%	32.3%
Operating Income	$38	$18	$42	$49	$147	$46	$56
Loss Before Income Tax (Benefit) Expense	$(21)	$(30)	$(22)	$(21)	$(94)	$(24)	$(6)
Net Loss	$(21)	$(25)	$(39)	$(18)	$(103)	$(21)	$(4)
Adjusted EBITDA	$148	$136	$132	$148	$564	$133	$145
Adjusted EBITDA margin	21.4%	21.0%	19.8%	20.6%	20.7%	19.3%	21.6%

The following table sets out certain selected data for the quarters ended March 31, 2021 and June 30, 2021 and the year ended December 31, 2020 and each quarter therein. For further description of operational performance and reportable segments, refer to Alight, Inc.’s Current Reports on Form 8-K and 8-K/A filed with the Securities and Exchange Commission on July 12, 2021 and August 12, 2021, respectively. A reconciliation of Segment Adjusted EBITDA to Loss Before Income Tax is also included below.

	2020					2021
($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2
Employer Solutions
Recurring revenue	$529	$489	$498	$535	$2,051	$533	$516
Project revenue	50	51	61	75	237	54	53

Total revenue	$579	$540	$559	$610	$2,288	$587	$569
Gross Profit	$193	$160	$197	$175	$725	$201	$191
Gross Margin	33.3%	29.6%	35.2%	28.7%	31.7%	34.2%	33.6%
Adjusted EBITDA	$142	$127	$120	$144	$533	$136	$138
Adjusted EBITDA margin	24.5%	23.5%	21.5%	23.6%	23.3%	23.2%	24.3%

Professional Services
Recurring revenue	$24	$26	$28	$30	$108	$29	$31
Project revenue	66	63	65	66	260	63	61

Total revenue	$90	$89	$93	$96	$368	$92	$92
Gross Profit	$21	$26	$30	$29	$106	$20	$26
Gross Margin	23.3%	29.2%	32.3%	30.2%	28.8%	21.8%	28.3%
Adjusted EBITDA	$2	$9	$12	$8	$31	$—	$7
Adjusted EBITDA margin	2.2%	10.1%	12.9%	8.3%	8.4%	0.0%	7.6%

Hosted
Recurring revenue	$24	$18	$16	$14	$72	$10	$11
Gross Profit	$4	$1	$—	$(2)	$3	$(3)	$—
Gross Margin	16.7%	5.6%	0.0%	-14.3%	4.2%	-30.0%	0.0%
Adjusted EBITDA	$4	$—	$—	$(4)	$—	$(3)	$—
Adjusted EBITDA margin	16.7%	0.0%	0.0%	-28.6%	0.0%	-30.0%	0.0%

Reconciliation of Net Loss to Adjusted EBITDA

	2020					2021
($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2
Net Loss	$(21)	$(25)	$(39)	$(18)	$(103)	$(21)	$(4)
Interest expense	58	53	61	62	234	62	61
Income tax (benefit) expense	—	(5)	17	(3)	9	(3)	(2)
Depreciation	19	23	24	25	91	24	25
Intangible amortization	50	50	51	49	200	50	50

EBITDA	106	96	114	115	431	112	130
Share-based compensation	2	2	1	—	5	2	3
Non-recurring professional expenses(1)	—	—	—	—	—	9	9
Transformation initiatives(2)	3	8	—	(3)	8	—	—
Restructuring	25	22	10	20	77	7	2
Other(3)	12	8	7	16	43	3	1

Adjusted EBITDA	$148	$136	$132	$148	$564	$133	$145

(1)	Non-recurring professional expenses primarily includes external advisor costs related to the Company’s Business Combination completed on July 2, 2021.
(2)	Transformation initiatives in fiscal year 2020 includes expenses related to enhancing our data center.
(3)	Other primarily includes long-term incentive expenses and expenses related to acquisitions in fiscal year 2020.

Reconciliation of Segment Adjusted EBITDA to Loss Before Income Tax Benefit

	2020					2021
($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2
Employer Solutions	$142	$127	$120	$144	$533	$136	$138
Professional Services	2	9	12	8	31	—	7
Hosted Business	4	—	—	(4)	—	(3)	—

Total of all reportable segments	148	136	132	148	564	133	145
Share-based compensation	2	2	1	—	5	2	3
Non-recurring professional expenses(1)	—	—	—	—	—	9	9
Transformation initiatives(2)	3	8	—	(3)	8	—	—
Restructuring	25	22	10	20	77	7	2
Other(3)	11	13	4	8	36	(5)	—
Depreciation	19	23	24	25	91	24	25
Intangible amortization	50	50	51	49	200	50	50

Operating Income	38	18	42	49	147	46	56
Interest expense	58	53	61	62	234	62	61
Other expense (income), net	1	(5)	3	8	7	8	1

Loss Before Income Tax (Benefit) Expense	$(21)	$(30)	$(22)	$(21)	$(94)	$(24)	$(6)

(1)	Non-recurring professional expenses primarily includes external advisor costs related to the Company’s Business Combination completed on July 2, 2021.
(2)	Transformation initiatives in fiscal year 2020 includes expenses related to enhancing our data center.
(3)	Other primarily includes long-term incentive expenses and expenses related to acquisitions in fiscal year 2020, offset by Other expense, net.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

By:	/s/ Paulette R. Dodson
Name: Paulette R. Dodson
Title: General Counsel and Corporate Secretary

Date: September 7, 2021